DELOITTE & TOUCHE LLP
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INDEPENDENT AUDITORS' CONSENT


Informedics, Inc.:

We consent to the incorporation by reference in Registration Statements Nos. 33-30243, 33-46474, and 33-85132 on Form S-8 of our report dated December 15, 1995 appearing in or incorporated by reference in this Annual Report on Form 10-KSB of Informedics, Inc. for the year ended October 31, 1995.



/s/DELOITTE & TOUCHE LLP

January 26, 1996